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                                                                    EXHIBIT 23.5


                [THE ROBINSON-HUMPHREY COMPANY, LLC LETTERHEAD]




                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC



     We hereby consent to the use of our opinion letter dated July 27, 2000 addressed to the Board of Directors of Cereus Technology Partners, Inc. ("Cereus") included as Appendix C to the Joint Proxy Statement/Prospectus of Eltrax Systems, Inc. ("Eltrax") and Cereus which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Solemn Acquisition Corporation, a wholly owned subsidiary of Eltrax, with and into Cereus and to the references to such opinion therein.

     In giving such consent, we do not admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       /s/ The Robinson-Humphrey Company, LLC
                                       THE ROBINSON-HUMPHREY COMPANY, LLC


August 29, 2000
Atlanta, Georgia